CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 24, 1999, relating to the financial statements of American Quantum Cycles, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ Pricher & Company


Orlando, Florida
August 17, 1999